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                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.



                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 10, 1999